                             SUBORDINATION AGREEMENT

                                     Amongst

                      HARMONY GOLD MINING COMPANY LIMITED

                                       and

                                 NEDBANK LIMITED
                 (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION)

                                       and

                      THE ARM BROAD-BASED EMPOWERMENT TRUST

        AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND
                    HEREIN REPRESENTED BY ITS TRUSTEES BEING

                                 NEDBANK LIMITED
            (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART)

                       HARMONY GOLD MINING COMPANY LIMITED
                       (REPRESENTED BY NOMFUNDO QANGULE)

                                  FRANK ABBOTT

                   DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED
                     (REPRESENTED BY LIONEL CHARLES SHAWE)

                                                                  DENEYS | REITZ
                                                                       ATTORNEYS

                              NOTARIAL CERTIFICATE

I, THE UNDERSIGNED,

                                MARK ROBERT KYLE

OF SANDTON IN THE GAUTENG PROVINCE OF THE REPUBLIC OF SOUTH AFRICA, NOTARY PUBLIC BY LAWFUL AUTHORITY DULY ADMITTED AND SWORN, DO HEREBY CERTIFY AND ATTEST UNTO ALL WHOM IT MAY CONCERN THAT I HAVE THIS DAY COLLATED AND COMPARED WITH THE ORIGINAL THEREOF, THE COPY HERETO ANNEXED MARKED "A", BEING:

"A" SUBORDINATION AGREEMENT AMONGST HARMONY GOLD MINING COMPANY LIMITED AND NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION) AND THE ARM BROAD-BASED EMPOWERMENT TRUST AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND HEREIN REPRESENTED BY ITS TRUSTEES BEING NEDBANK LIMITED (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART), HARMONY GOLD MINING COMPANY LIMITED (REPRESENTED BY NOMFUNDO QANGULE), FRANK ABBOTT AND DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED (REPRESENTED BY LIONEL CHARLES SHAWE), DATED 15 APRIL 2005

AND I, THE SAID NOTARY, DO FURTHER CERTIFY AND ATTEST THAT THE SAME IS A TRUE AND FAITHFUL COPY OF THE SAID ORIGINAL AND AGREES THEREWITH IN EVERY RESPECT. AN ACT WHEREOF BEING REQUIRED, I HAVE GRANTED THESE PRESENTS UNDER MY NOTARIAL FORM AND SEAL, TO SERVE AND AVAIL AS OCCASION SHALL OR MAY REQUIRE.

THUS DONE AND SIGNED AT SANDTON AFORESAID ON THIS THE 26TH DAY OF APRIL IN THE YEAR TWO THOUSAND AND FOUR.

                                                                   NOTARY PUBLIC

DENEYS REITZ ATTORNEYS
SANDTON

                             SUBORDINATION AGREEMENT

                                     Amongst

                       HARMONY GOLD MINING COMPANY LIMITED

                                       and

                                 NEDBANK LIMITED
                  (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION)

                                       and

                      THE ARM BROAD-BASED EMPOWERMENT TRUST

     AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND HEREIN
                        REPRESENTED BY ITS TRUSTEES BEING

                                 NEDBANK LIMITED
            (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART)

                       HARMONY GOLD MINING COMPANY LIMITED
                        (REPRESENTED BY NOMFUNDO QANGULE)

                                  FRANK ABBOTT

                   DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED
                      (REPRESENTED BY LIONEL CHARLES SHAWE)

                                                                  DENEYS | REITZ
                                                                       ATTORNEYS

                                TABLE OF CONTENTS

1. PARTIES ................................................................    1
2. DEFINITIONS AND INTERPRETATION .........................................    1
3. INTRODUCTION ...........................................................    8
4. HARMONY SUBORDINATION IN FAVOUR OF NEDBANK .............................    9
5. CESSION ................................................................   11
6. DURATION ...............................................................   11
7. REPRESENTATIONS AND WARRANTIES .........................................   12
8. BREACH .................................................................   13
9. CONFIDENTIALITY ........................................................   14
10. NOTICES AND DOMICILIA .................................................   15
11. GOVERNING LAW .........................................................   17
12. JURISDICTION ..........................................................   18
13. SEVERABILITY ..........................................................   18
14. GENERAL ...............................................................   18
15. COSTS .................................................................   19
16. COUNTERPARTS ..........................................................   20

                             SUBORDINATION AGREEMENT

1.   PARTIES

1.1  The Parties to this Agreement are:

1.1.1 HARMONY GOLD MINING COMPANY LIMITED;

1.1.2 NEDBANK LIMITED (ACTING THROUGHT ITD NEDBANK CAPITAL DIVISION); and

1.1.3 THE ARM BROAD-BASED EMPOWERMENT TRUST AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 HEREIN REPRESENTED BY ITS TRUSTEES BEING:

1.1.3.1 NEDBANK LIMITED (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD
     STEWART);

1.1.3.2 HARMONY GOLD MINING COMPANY LIMITED (REPRESENTED BY NOMFUNDO QANGULE);

1.1.3.3 FRANK ABBOTT; and

1.1.3.4 DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED (REPRESENTED BY LIONEL CHARLES SHAWE).

1.2  The Parties agree as set out below.

2.   DEFINITIONS AND INTERPRETATION

2.1 The headings to the clauses of this Agreement are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof.

                                                                         Page 2.


2.2 Unless the context dictates otherwise, the following words and expressions shall bear the following meanings and cognate expressions shall bear corresponding meanings:

2.2.1 "AGREEMENT" means this Subordination Agreement;

2.2.2 "AHJIC" means ARMGold Harmony Joint Investment Company (Proprietary) Limited (Registration No. 2002/032163/07), a private company duly incorporated according to the company laws of South Africa;

2.2.3 "ARM" means African Rainbow Minerals Limited (Registration No. 1933/004580/06), a public company duly incorporated according to the company laws of South Africa;

2.2.4 "EFFECTIVE DATE" means "Effective Date" as defined in the Sale of Shares Agreement;

2.2.5 "FINAL DISCHARGE DATE" means the date which is the later of:

2.2.5.1 the First Facility Discharge Date; and

2.2.5.2 the Second Facility Discharge Date;

2.2.6 "FIRST FACILITY DISCHARGE DATE" means the date upon which the First Facility Outstandings have been fully and finally paid and discharged;

2.2.7 "FIRST FACILITY OUTSTANDINGS" means, at any time and from time to time, the aggregate of all amounts of principal, accrued and unpaid interest and all and any other amounts due and payable to Nedbank under the First Loan Agreement;

                                                                         Page 3.


2.2.8 "FIRST FACILITY RIGHTS" means an undivided interest in the aggregate of Nedbank's rights, title and interest:

2.2.8.1 under the First Loan Agreement;

2.2.8.2 under the Second Ranking Cession and Pledge; and

2.2.8.3 to the First Facility Outstandings,

     which Harmony shall be entitled or obliged, as the case may be, to acquire pursuant to an exercise by Harmony of the Harmony Call Option, or pursuant to an exercise by Nedbank of the Harmony Put Option, as the case may be, in accordance with the terms of the Harmony Option Agreement;

2.2.9 "FIRST LOAN AGREEMENT" means the written agreement entitled "First Loan Agreement" concluded or to be concluded between Nedbank and the Trust on or about the Signature Date;

2.2.10 "HARMONY" means Harmony Gold Mining Company Limited (Registration No. 1950/038232/06), a public company duly incorporated in accordance with the company laws of South Africa;

2.2.11 "HARMONY CALL OPTION" means the "Call Option" as defined in the Harmony Option Agreement;

2.2.12 "HARMONY OPTION AGREEMENT" means the written agreement entitled "Harmony Option Agreement" concluded or to be concluded between Harmony and Nedbank on or about the Signature Date;

2.2.13 "HARMONY PUT OPTION" means the "Put Option" as defined in the Harmony Option Agreement;

                                                                         Page 4.


2.2.14 "HARMONY SUBORDINATED CLAIMS" means all sums, liabilities and obligations (whether actual, contingent, present or future) due or owing by the Trust to Harmony from whatsoever cause and howsoever arising, including but not limited to, any claims which Harmony may now or in future have against the Trust in connection with or arising from the Nedbank First Facility Rights;

2.2.15 "NEDBANK" means Nedbank Limited (Registration No. 1951/00009/06), a public company and registered bank duly incorporated according to the company and banking laws of South Africa;

2.2.16 "NEDBANK CLAIMS" means all sums, liabilities and obligations (whether actual, contingent, present or future) due or owing by the Trust to Nedbank under or in connection with the Transaction Documents;

2.2.17 "PARTIES" means:

2.2.17.1 the Trust;

2.2.17.2 Harmony; and

2.2.17.3 Nedbank,

     and "PARTY" means, as the context requires, any one of them;

2.2.18 "SALE OF SHARES AGREEMENT" means the written agreement entitled "Sale of Shares Agreement" concluded or to be concluded between Harmony, AHJIC and the Trust on or about the Signature Date;

                                                                         Page 5.


2.2.19 "SECOND FACILITY DISCHARGE DATE" means the date upon which the Second Facility Outstandings have been fully and finally repaid and discharged;

2.2.20 "SECOND FACILITY OUTSTANDINGS" means, at any time and from time to time the aggregate of all amounts of principal, accrued and unpaid interest and all and any other amounts due and payable to Nedbank under the Second Loan Agreement;

2.2.21 "SECOND LOAN AGREEMENT" means the written agreement entitled "Second Loan Agreement" concluded or to be concluded between Nedbank and the Trust on or about the Signature Date;

2.2.22 "SECOND RANKING CESSION AND PLEDGE" means the written reversionary cession and pledge in security, entitled "Second Ranking Cession and Pledge" by the Trust in favour of Nedbank dated on or about the Signature Date as security for its obligations under the First Loan Agreement;

2.2.23 "TRANSACTION DOCUMENTS" means the "Transaction Documents" as defined in the First Loan Agreement;

2.2.24 "TRUST" means the trustees for the time being of an oral trust established by oral agreement between Frank Abbott (as founder) and the Lender, Harmony, and Frank Abbott and Deneys Reitz Trustees (Proprietary) Limited (each as trustees) on 15 April 2005 and known as the "ARM Broad-Based Empowerment Trust".

2.3  Any reference in this Agreement to:

2.3.1 a "clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

                                                                         Page 6.


2.3.2 "law" shall be construed as any law (including common or customary law) or statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court; and

2.3.3 a "person" shall be construed as a reference to any person, firm, company, trust, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

2.4 Unless inconsistent with the context or save where the contrary is expressly indicated:

2.4.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.4.2 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.4.3 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the next succeeding Business Day;

2.4.4 in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the next succeeding Business Day;

                                                                         Page 7.


2.4.5 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.4.6 any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

2.4.7 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement.

2.5  Unless inconsistent with the context, an expression which denotes:

2.5.1 any one gender includes the other genders;

2.5.2 a natural person includes an artificial person and vice versa; and

2.5.3 the singular includes the plural and vice versa.

2.6 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.7 The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

                                                                         Page 8.


2.8 The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.9 This Agreement shall be binding on and enforceable by the estates, heirs, executors, administrators, trustees, permitted assigns or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any Party shall be deemed to include such Party's estate, heirs, executors, administrators, trustees, successors-in-title, permitted assigns or liquidators, as the case may be.

2.10 The use of any expression in this Agreement covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.11 Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

3.   INTRODUCTION

     Nedbank has entered into, or will enter into, the Transaction Documents to which it is or will be a party on, inter alia, the condition that Harmony subordinates the Harmony Subordinated Claims in favour of the Nedbank Claims.

                                                                         Page 9.


4.   HARMONY SUBORDINATION IN FAVOUR OF NEDBANK

     Harmony agrees, subject to the terms and conditions of the Transaction Documents and, in particular, to the provisions of clause 9.4 of the First Loan Agreement, that for so long as the Trust is indebted (whether actually, potentially or contingently) to Nedbank under any Transaction
     Document:

4.1 Harmony will not claim or accept, directly or indirectly, payment of the Harmony Subordinated Claims;

4.2 Harmony subordinates for the benefit of Nedbank the Harmony Subordinated Claims so as to enable the Nedbank Claims to receive preferent payment above the Harmony Subordinated Claims and that:

4.2.1 the Nedbank Claims will rank in preference to the Harmony Subordinated Claims;

4.2.2 in any sequestration of (whether provisional or final) or judicial management of or compromise of the Trust, Harmony will diligently and timeously prove or seek to prove claims (the "LIQUIDATION CLAIMS") in respect of the Harmony Subordinated Claims. Harmony hereby, with effect from the Effective Date, cedes to and in favour of Nedbank all of its rights, title and interest in and to the Liquidation Claims. Nedbank hereby accepts cession of Harmony's rights, title and interest in and to the Liquidation Claims on the basis that any amount in excess of the Nedbank Claims on realisation of such rights shall be paid to Harmony;

4.3 Harmony will not dispose of, alienate or encumber the Harmony Subordinated Claims (save in accordance with the Transaction Documents) or deal therewith in any manner whatsoever without the prior

                                                                        Page 10.


     written consent of Nedbank; which consent shall be given if any person to whom any part of the Harmony Subordinated Claims are disposed, alienated or encumbered agrees in writing to be a Party to this Agreement and to be bound by the terms and conditions of this Agreement in the same manner and to the same extent as Harmony;

4.4  Harmony will not, without the prior written consent of Nedbank:

4.4.1 call up and/or collect the Harmony Subordinated Claims;

4.4.2 institute legal proceedings against the Trust in respect of the Harmony Subordinated Claims;

4.4.3 receive any value or repayment whether in cash or otherwise of the Harmony Subordinated Claims; or

4.4.4 save as may expressly be provided for in any Transaction Document, petition or apply for or vote for or in favour of any resolution for the winding-up, dissolution or administration or any analogous or similar process with regard to the Trust; or

4.4.5 save in accordance with the Transaction Documents, cede, assign or make over any right that has accrued or may accrue in respect of the Harmony Subordinated Claims; provided that any person to whom any such right has been ceded, assigned or made over shall agree in writing to be a Party to this Agreement and to be bound by the terms and conditions of this Agreement in the same manner and to the same extent as Harmony;

4.5 Harmony and the Trust will not, without the prior written consent of Nedbank, apply set-off in respect of the Harmony Subordinated Claims; and

                                                                        Page 11.


4.6  Harmony shall procure that the Harmony Subordinated Claims shall:

4.6.1 save to the extent that Harmony takes assignment of the First Facility Rights and becomes a party to the Second Ranking Cession and Pledge, be and shall remain unsecured;

4.6.2 not be subject to any other term or condition contrary to the terms of this Agreement or the Transaction Documents.

5.   CESSION

     Nedbank shall be entitled to cede any of its rights and/or transfer the whole or any part of its benefit under this Agreement and/or delegate any of its obligations under this Agreement without the consent of any other Party to any person to whom all or a corresponding part of its rights, benefits or obligations under any Transaction Document are ceded, assigned, delegated or transferred. To the extent that any splitting of claims arises as a result of any cession, transfer and/or delegation as aforesaid, such other Parties hereby consent to such splitting of claims.

6.   DURATION

6.1 This Agreement shall commence on the Effective Date and terminate on the Final Discharge Date.

6.2 This Agreement may not be terminated by Harmony or the Trust prior to the Final Discharge Date without the prior written consent of Nedbank.

                                                                        Page 12.


7.   REPRESENTATIONS AND WARRANTIES

7.1 Each Party hereby represents and warrants in favour of the other Parties in relation to itself on the Signature Date, on each day between the Signature Date and the Effective Date and on the Effective Date that:

7.1.1 save for the Trust, it is a company duly organised and existing under the laws of South Africa with the power and authority to enter into and to exercise its rights and perform its obligations under this Agreement and in respect of the Trust, it is a trust duly established and existing under the laws of South Africa with the power and authority to enter into and to exercise its rights and perform its obligations under this Agreement;

7.1.2 it has procured the taking of all necessary corporate and other actions to authorise the execution of this Agreement;

7.1.3 this Agreement is legal and binding on, and enforceable against, it in accordance with its terms;

7.1.4 the provisions of this Agreement are not in material conflict with, and will not constitute a breach of, the provisions of any other agreement or undertaking which is binding on it;

7.2 Each of the representations and warranties given by each Party to the other Parties in terms of clause 7.1 shall:

7.2.1 prima facie be deemed to be a representation of fact inducing the other Parties to enter into this Agreement;

7.2.2 be presumed to be material unless the contrary is proved;

                                                                        Page 13.


7.2.3 insofar as any of the representations or warranties is promissory or related to a future event, be deemed to have been given as at the due date for fulfilment of the promise or for the happening of the event, as the case may be; and

7.2.4 be a separate representation or warranty and in no way be limited or restricted by reference to or inference from the terms of any other representation or warranty.

8.   BREACH

     If any Party hereto commits a breach or fails in the observance of any of the terms and conditions hereof and fails to remedy such default or breach within 10 (ten) Business Days of delivery of written notice requiring it so to do, or, if such breach is not capable of being remedied within 10 (ten) Business Days, then the non-defaulting Party shall be entitled to cancel this Agreement against the defaulting Party or Parties or to claim immediate payment and/or performance by the defaulting Party or Parties of all of the defaulting Party's or Parties' obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the non-defaulting Party's rights to claim damages. The aforegoing is without prejudice to such other rights as the non-defaulting Party may have at law; provided always that, notwithstanding anything to the contrary contained in this Agreement, the non-defaulting Party shall not be entitled to cancel this Agreement, for any breach by the defaulting Party or Parties unless such breach is a material breach going to the root of this Agreement and is incapable of being remedied by a payment in money, or if it is capable of being remedied by a payment in money, the defaulting Party or Parties fails to pay the amount concerned within 10 (ten) Business Days after such amount has been determined.

                                                                        Page 14.


9.   CONFIDENTIALITY

9.1 None of the Parties shall issue any press release or any other public document or make any public statement, in each case relating to or connected with or arising out of the agreement or the matters contained therein (save for any such release, announcement or document which is required to be given, made or published by law or under the rules and regulations of any stock exchange) without obtaining the prior approval of the other Parties to the contents thereof and the manner of its presentation and publication; provided that such approval shall not to be unreasonably withheld or delayed.

9.2 In the case of a release, announcement or document which is required to be given, made or published by law or under the rules and regulations of any stock exchange, the Party liable so to give, make or publish the same shall give to the other Parties as much advance warning thereof as is reasonable in the circumstances together with drafts or a copy thereof as soon as it is at liberty so to do.

9.3 Every Party shall at all times keep confidential (to ensure that its employees and agents shall keep confidential) any information which it has acquired or may acquire in relation to any of the other Parties or to any matter arising from or in connection with this Agreement, save for any information:

9.3.1 which is publicly available or becomes publicly available through no act or default of the first mentioned Party; or

9.3.2 which was in the possession of that Party prior to its disclosure otherwise than as a result of any breach by a Party of any obligation of confidentiality owed to the other Parties whether pursuant to this Agreement or otherwise; or

                                                                        Page 15.


9.3.3 which is disclosed to that Party by a third party which did not acquire the information under an obligation of confidentiality; or

9.3.4 which is independently acquired by that Party as a result of work carried out by a person to whom no disclosure of such information has been made,

     and shall not use or disclose such information except:

9.3.5 with the consent of the other Parties; or

9.3.6 in accordance with an order of court of competent jurisdiction; or

9.3.7 in order to comply with any law or governmental regulations by which the Party concerned is bound; or

9.3.8 where necessary for the purpose of enforcing its rights under this Agreement.

9.4 The provisions of this clause 9 shall survive any termination of this Agreement.

10.  NOTICES AND DOMICILIA

10.1 NOTICES

10.1.1 Each Party chooses the addresses set out opposite its name below as its address to which any written notice in connection with this Agreement may be addressed.

10.1.1.1 HARMONY: Block 27
                  Randfontein Office Park
                  Corner Main Reef Road and Ward Avenue
                  RANDFONTEIN

                                                                        Page 16.


                  Telefax No. : (011) 411 2398
                  Attention : The Company Secretary

10.1.1.2 NEDBANK: 4th Floor, F Block
                  135 Rivonia Road
                  Sandown
                  SANDTON
                  2057

                  Telefax No. : (011) 294 8421
                  Attention : Head of Specialised Finance

10.1.1.3 TRUST:   c/o African Rainbow Minerals Limited
                  ARM House
                  29 Impala Road
                  Chislehurston
                  SANDTON

                  Telefax No. : (011) 883 5609
                  Attention : The Company Secretary

10.1.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above.

10.1.3 Any Party may by written notice to the other Parties change its chosen address and/or telefax number for the purposes of clause 10.1.1 to any other address(es) and/or telefax number, provided that the change shall become effective on the 14th (fourteenth) day after the receipt of the notice by the addressee.

10.1.4 Any notice given in terms of this Agreement shall:

10.1.4.1 if delivered by hand be deemed to have been received by the addressee on the date of delivery;

                                                                        Page 17.


10.1.4.2 if transmitted by facsimile be deemed to have been received by the addressee on the 1st (first) Business Day after the date of transmission,

     unless the contrary is proved.

10.1.5 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

10.2 DOMICILIA

10.2.1 Each of the Parties chooses its address referred to in clause 10.1.1 above as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

10.2.2 Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be effective on the 14th (fourteenth) day after deemed receipt of the notice by the other Parties pursuant to clause 10.1.4.

11.  GOVERNING LAW

     The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

                                                                        Page 18.


12.  JURISDICTION

     The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa (or any successor to that division) in regard to all matters arising from this Agreement.

13.  SEVERABILITY

     Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

14.  GENERAL

14.1 This document constitutes the sole record of the Agreement between the Parties in regard to the subject matter thereof.

14.2 No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

14.3 No addition to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the

                                                                        Page 19.


     provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of the Parties.

14.4 No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other Parties in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party's rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

14.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

14.6 Save as is specifically provided in this Agreement, no Party shall be entitled to cede or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Parties, which consent may not unreasonably be withheld or delayed.

15.  COSTS

15.1 The costs of and incidental to the negotiation, preparation and execution of this Agreement and the implementation of the transactions contemplated herein shall be paid in accordance with the terms of the First Loan Agreement.

                                                                        Page 20.


15.2 All legal costs incurred by any Party in consequence of any default of the provisions of this Agreement by any other Party or Parties shall be payable on demand by the defaulting Party or Parties on the scale as between attorney and own client and shall include collection charges, the costs incurred by the non-defaulting Party in endeavouring to enforce such rights prior to the institution of legal proceedings and the costs incurred in connection with the satisfaction or enforcement of any judgment awarded in favour of the non-defaulting Party in relation to its rights in terms of or arising out of this Agreement.

16   COUNTERPARTS

     This Agreement may be executed by each Party signing a separate copy thereof and each of the copies together shall constitute the Agreement of the Parties.

SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        HARMONY GOLD MINING
                                        COMPANY LIMITED


                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Name: Nomfundo Qangule
                                        Capacity: Director
                                        Who warrants her authority hereto

                                                                        Page 21.


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        NEDBANK LIMITED (ACTING THROUGH ITS
                                        NEDBANK CAPITAL DIVISION)


                                        /s/ Kevin Ryder
                                        ----------------------------------------
                                        Name: Kevin Ryder
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto


                                        /s/ Mark Saunders Tyler
                                        ----------------------------------------
                                        Name: Mark Saunders Tyler
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        NEDBANK LIMITED (ACTING THROUGH
                                        ITS NEDBANK CAPITAL DIVISION) (AS
                                        TRUSTEE OF THE TRUST)


                                        /s/ Bradley Maxwell
                                        ----------------------------------------
                                        Name: Bradley Maxwell for Anton Taljaard
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto


                                        /s/ Clive Stewart
                                        ----------------------------------------
                                        Name: Clive Stewart
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto

                                                                        Page 22.


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        HARMONY GOLD MINING COMPANY LIMITED
                                        (AS TRUSTEE OF THE TRUST)


                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Name: Nomfundo Qangule
                                        Capacity: Director
                                        Who warrants her authority hereto


SIGNED at SANDTON on this the 15th day of APRIL 2005.


                                        /s/ Frank Abbott
                                        ----------------------------------------
                                        FRANK ABBOTT (AS TRUSTEE OF THE TRUST)


SIGNED at SANDTON on this the 15th day of April 2005.

                                        For and on behalf of
                                        DENEYS REITZ TRUSTEES (PROPRIETARY)
                                        LIMITED (AS TRUSTEE OF THE TRUST)


                                        /s/ Lionel Charles Shawe
                                        ----------------------------------------
                                        Name: Lionel Charles Shawe
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto